Exhibit 32

CERTIFICATIONS

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Mark A. Fletcher, Chief Executive Officer, President and Principal Financial Officer of Generex Biotechnology Corporation (the "Company"), hereby certifies that, to the best of their knowledge:

1. The Company's 10-K for the fiscal year ended July 31, 2018 to which this Certification is attached as Exhibit 32 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.

DATE: October 26, 2018	By:	/s/ Joseph Moscato
Joseph Moscato
President & Chief Executive Officer
(Principal Executive Officer)

DATE: October 26, 2018	By:	/s/ Mark Corrao
Mark Corrao
Chief Financial Officer
(Principal Financial Officer)